Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-2008622
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor New York, NY	10177
(Address of Principal Executive Offices)	(Zip Code)

CIFC Corp. 2011 Stock Option and Incentive Plan

(Full Title of the Plan)

Robert C. Milton III

General Counsel and Chief Compliance Officer

CIFC Corp.

250 Park Avenue, 4th Floor

New York, NY 10177

(Name and Address of Agent for Service)

(212) 624-1200

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$8.83	$17,650,000	$2,050.93

(1)	This registration statement relates to 2,000,000 shares of common stock, par value $0.001 per share, of CIFC Corp. (“Common Stock”) that may be issued under the CIFC Corp. 2011 Stock Option and Incentive Plan, as amended (the “Plan”), plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the Common Stock as reported on the Nasdaq Global Select Market on December 8, 2014.

INTRODUCTORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the CIFC Corp. 2011 Stock Option and Incentive Plan, as amended (the “Plan”), is effective. Therefore, this registration statement consists only of the following: the facing page, the required statement regarding incorporation by reference set forth below, the required opinions and consents, the signature page, and information that is required in this registration statement that is not in the earlier registration statement.

This registration statement hereby incorporates by reference the contents of each of the earlier registration statements on Form S-8, File No. 333-176948 and File No. 333-182129, that CIFC Corp. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2011 and June 14, 2012, respectively. After giving effect to this filing, an aggregate of 6,181,929 shares of the Company’s common stock, par value $0.001 per share, will have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 15, 2014, August 13, 2014 and November 14, 2014, respectively;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 30, 2014, February 26, 2014, March 25, 2014, May 13, 2014, June 10, 2014, June 17, 2014, June 20, 2014, August 7, 2014, August 21, 2014, September 23, 2014, November 10, 2014 and November 14, 2014;

(d) The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the Commission on April 30, 2014; and

(e) The description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on December 7, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description,

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

*5.1	Legal Opinion of Goodwin Procter LLP.

*23.1	Consent of Deloitte & Touche LLP, as independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of attorney (included in the signature page to this registration statement).

99.1	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A attached to the Company’s Definitive Proxy Statement filed with the Commission on August 3, 2011).

99.2	First Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A attached to the Company’s Definitive Proxy Statement filed with the Commission on April 19, 2012).

*99.3	Second Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 11th day of December 2014.

CIFC CORP. (Registrant)

Date: December 11, 2014	By:	/s/ Stephen J. Vaccaro
Stephen J. Vaccaro, Co-President
(Principal Executive Officer)

Date: December 11, 2014	By:	/s/ Oliver Wriedt
Oliver Wriedt, Co-President
(Principal Executive Officer)

Date: December 11, 2014	By:	/s/ Rahul Agarwal
Rahul Agarwal, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Stephen J. Vaccaro, Oliver Wriedt and Rahul Agarwal his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Vaccaro Stephen J. Vaccaro	Co-President (Principal Executive Officer)	December 11, 2014

/s/ Oliver Wriedt Oliver Wriedt	Co-President (Principal Executive Officer)	December 11, 2014

/s/ Rahul Agarwal Rahul Agarwal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 11, 2014

/s/ Robert B. Machinist Robert B. Machinist	Chairman and Director	October 1, 2014

/s/ Peter Gleysteen Peter Gleysteen	Vice-Chairman and Director	October 5, 2014

/s/ Iosif Bakaleynik Iosif Bakaleynik	Director	October 6, 2014

/s/ Ehud Barak Ehud Barak	Director	October 3, 2014

/s/ Jason Epstein Jason Epstein	Director	December 11, 2014

/s/ Andrew Intrater Andrew Intrater	Director	December 11, 2014

/s/ Paul F. Lipari Paul F. Lipari	Director	October 1, 2014

/s/ Marco Musetti Marco Musetti	Director	October 2, 2014

/s/ Daniel K. Schrupp Daniel K. Schrupp	Director	December 11, 2014

/s/ Jeffery S. Serota Jeffery S. Serota	Director	October 1, 2014

/s/ Stephen F. Smith Stephen F. Smith	Director	November 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

*5.1	Legal Opinion of Goodwin Procter LLP.

*23.1	Consent of Deloitte & Touche LLP, as independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of attorney (included in the signature page to this registration statement).

99.1	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A attached to the Company’s Definitive Proxy Statement filed with the Commission on August 3, 2011).

99.2	First Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A attached to the Company’s Definitive Proxy Statement filed with the Commission on April 19, 2012).

*99.3	Second Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan.

*	Filed herewith